                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM S-8
                                              REGISTRATION STATEMENT
                                         UNDER THE SECURITIES ACT OF 1933

                                         Emmis Communications Corporation
                              (Exact name of registrant as specified in its charter)

               Indiana                                                                      35-1542018
   (State or other jurisdiction of                                                      (I.R.S.  Employer
   incorporation or organization)                                                       Identification No.)

    40 Monument Circle, Suite 700
       Indianapolis, Indiana                                                                   46204
(Address of principal executive offices)                                                    (Zip Code)

                            Emmis Communications Corporation 2001 Equity Incentive Plan
                                             (Full title of the plan)

                                                 J. Scott Enright
                                  Vice President and Associate General Counsel
                                         Emmis Communications Corporation
                                           40 Monument Circle, Suite 700
                                            Indianapolis, Indiana 46204
                                      (Name and address of agent for service)

                                                  (317) 266-0100
                           (Telephone number, including area code, of agent for service)

                                          Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------
                                                                         Proposed        Proposed
     Title of                                                             maximum         maximum
    Securities                                            Amount         offering        aggregate      Amount of
       to be                                               to be           price         offering     registration
    registered                                        registered (1)   per share (2)       price           fee
------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01 per share           2,000,000        $14.480       $28,960,000
Class A Common Stock, par value $.01 per share (3)       1,000,000        $14.480       $14,480,000
Total                                                                                   $43,440,000   $10,860.00
-------------------------------------------------------------------------------------------------------------------
(1)  Any  additional  shares to be issued as a result of stock  dividends,  stock  splits or  similar  transactions prior to the termination of this  registration  statement shall be covered by this  registration  statement as provided in Rule 416.
(2)  Determined  pursuant  to Rule  457(c) and (h) using  average of  reported  high and low prices on October  18,
     2001.
(3)  Shares which may be issued upon  conversion  of Class B Common  Stock  issued  under the plan.  Class B Common
     Stock is  immediately  convertible  at the option of the holder  without  payment of additional  consideration into Class A Common Stock and automatically converted upon sale or other transfer.

                            PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The  following  documents,  all  of  which  are on  file  with  the  Securities  and  Exchange  Commission  (the
"Commission"), are hereby incorporated by reference in this registration statement:

(a)  The Annual Report on Form 10-K for Emmis  Communications  Corporation  (file no.  0-23264) for the fiscal year ended February 28, 2001;

(b)  The Quarterly  Reports on Form 10-Q for Emmis  Communications  Corporation  (file no.  0-23264) for the fiscal periods ended May 31, 2001 and August 31, 2001;

(c)  The  Current  Reports on Form 8-K for Emmis  Communications  Corporation  (file no.  0-23264)  filed March 12,
     2001, March 13, 2001 and April 12, 2001; and

(d)  The  description  of  the  Class  A  Common  Stock  of  Emmis  Communications  Corporation  contained  in  the
     Registration Statement on Form 8-A, File No. 0-23264, as amended.

   All  documents  subsequently  filed  by the  Company  pursuant  to  Section  13(a),  13(c),  14 or  15(d) of the
Securities  Exchange Act of 1934, as amended,  prior to the filing of a  post-effective  amendment  which indicates that all securities  offered  hereunder have been sold or which  deregisters all securities then remaining  unsold, shall be deemed to be  incorporated  by  reference  herein  and to be a part  hereof  from the date of filing  such reports and documents.

   For  purposes  of this  Registration  Statement,  any  statement  contained  in a report,  document  or appendix incorporated  or deemed to be  incorporated  by  reference  in this  Registration  Statement  shall be deemed to be modified  or  superseded  to the  extent  that a  statement  contained  in this  Registration  Statement  or in any subsequently  filed report,  document or appendix which also is or is deemed  incorporated by reference modifies or supersedes  such  statement in such report,  document or appendix.  Any statement so modified or  superseded  shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   Upon the written or oral  request of any person to whom this  Registration  Statement  has been  delivered,  the
Company will provide  without charge to such person a copy of any and all of the  information  (excluding  exhibits thereto  unless such exhibits are  specifically  incorporated  by reference  into such  information)  that has been incorporated  by  reference  into this  Registration  Statement  but not  delivered  herewith.  Requests  should be directed to Investor  Relations at the  following  address and telephone  number:  40 Monument  Circle,  Suite 700,
Indianapolis, Indiana 46204, (317) 266-0100.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Certain  legal  matters  with  respect to the Class A Common  Stock  offered  hereby will be passed on for Emmis
Communications  Corporation by Bose McKinney & Evans LLP, Indianapolis,  Indiana.  Ronald E.  Elberger and David L.
Wills, partners in Bose McKinney & Evans LLP, are officers of Emmis Communications Corporation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Emmis  Communications  Corporation  (the  "Company")  is an  Indiana  corporation.  Chapter  37 of  The  Indiana
Business  Corporation  Law (the  "IBCL")  requires a  corporation,  unless its  articles of  incorporation  provide otherwise,  to indemnify a director or an officer of the  corporation  who is wholly  successful,  on the merits or otherwise,  in the defense of any  threatened,  pending or completed  action,  suit or  proceeding,  whether civil, criminal,  administrative or investigative and whether formal or informal,  against reasonable expenses,  including counsel fees,  incurred in connection with the proceeding.  The Company's  Second Amended and Restated  Articles of
Incorporation  do not contain any provision  prohibiting  such  indemnification.  The Company's  Second Amended and
Restated Articles of Incorporation expressly require such indemnification.

   The IBCL also permits a corporation to indemnify a director,  officer,  employee or agent who is made a party to a proceeding  because the person was a director,  officer,  employee or agent of the corporation  against liability incurred in the proceeding if (i) the  individual's  conduct was in good faith and (ii) the  individual  reasonably believed (A) in the case of conduct  in the individual`s official  capacity with the  corporation  that the conduct was in the corporation's  best interests and (B) in all other cases that the individual's  conduct was at least not opposed to the corporation's best interests and (iii) in the case of a criminal  proceeding,  the individual either
(A) had  reasonable cause to believe the individual's  conduct was lawful or (B) had no reasonable cause to believe the  individual's  conduct was  unlawful.  The IBCL also permits a corporation  to pay for or reimburse  reasonable expenses incurred before the final  disposition of the proceeding and permits a court of competent  jurisdiction to order a  corporation  to  indemnify  a director  or officer if the court  determines  that the person is fairly and reasonably  entitled to  indemnification in view of all the relevant  circumstances,  whether or not the person met the standards for indemnification otherwise provided in the IBCL.

   The Company's  Second  Amended and Restated  Articles of  Incorporation  generally  provide that any director or officer  of the  Company  or any person who is  serving  at the  request  of the  Company as a  director,  officer, employee or agent of another  entity shall be  indemnified  and held harmless by the Company to the fullest  extent authorized by the IBCL. The Second Amended and Restated  Articles of  Incorporation  also provide such persons with certain rights to be paid by the Company the expenses  incurred in defending  proceedings in advance of their final disposition and authorize the Company to maintain insurance to protect itself and any director,  officer,  employee or agent of the Company or any person who is or was  serving at the request of the Company as a director,  officer, partner,  trustee,  employee or agent of another  entity  against  expense,  liability or loss,  whether or not the
Company  would have the power to indemnify  such person  against such  expense,  liability or loss under the Second
Amended and Restated Articles of Incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.

    5    Opinion and consent of Bose McKinney & Evans LLP regarding the legality of the securities being registered.
   15    Letter re:  unaudited interim financial information
   23.1  Consent of Arthur Andersen LLP.
   23.2  Consent of Bose McKinney & Evans LLP (included in Exhibit 5).
   24    Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

A.  The undersigned registrant hereby undertakes:

    (1) To file,  during any period in which  offers or sales are being made,  a  post-effective  amendment to this registration statement:

       (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material  information with respect to the plan of distribution  not previously  disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED,  HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration  statement is on Form
S-3 or Form S-8, and the information  required to be included in a post-effective  amendment by those paragraphs is contained in periodic  reports filed by the  registrant  pursuant to section 13 or section 15(d) of the  Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)  That,  for the  purpose  of  determining  any  liability  under  the  Securities  Act of 1933,  each  such post-effective  amendment shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the initial  bona fide  offering thereof.

    (3)  To  remove  from  registration  by  means  of a  post-effective  amendment  any of  the  securities  being registered which remain unsold at the termination of the offering.

    (4) If the registrant is a foreign  private  issuer,  to file a  post-effective  amendment to the  registration statement to include any financial  statements  required by Rule 3-19 to Regulation S-X at the start of any delayed offering or throughout a continuous offering.

B. The  undersigned  registrant  hereby  undertakes  that,  for purposes of  determining  any  liability  under the
Securities Act of 1933,  each filing of the  registrant's  annual report pursuant to section 13(a) or section 15(d)
of the Securities  Exchange Act of 1934 (and,  where  applicable,  each filing of an employee benefit plan's annual report  pursuant to section 15(d) of the Securities  Exchange Act of 1934) that is incorporated by reference in the registration  statement  shall be deemed to be a new  registration  statement  relating to the  securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the initial  bona fide  offering thereof.

C.  Insofar as  indemnification  for  liabilities  arising  under the  Securities  Act of 1933 may be  permitted to directors,  officers and controlling persons of the registrant pursuant to the foregoing provisions,  or otherwise,
the  registrant  has  been  advised  that  in  the  opinion  of  the  Securities  and  Exchange   Commission   such
indemnification  is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the event that a claim for  indemnification  against such  liabilities  (other than the payment by the registrant of expenses incurred or paid by a director,  officer or controlling  person of the registrant in the successful  defense of any action,  suit or  proceeding) is asserted by such director,  officer or controlling  person in connection  with the securities  being  registered,  the  registrant  will,  unless in the  opinion of its  counsel  the matter has been settled  by  controlling  precedent,  submit to a court of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is  against  public  policy  as  expressed  in the Act and  will be  governed  by the  final adjudication of such issue.

                                                    SIGNATURES

     Pursuant to the  requirements  of the Securities Act of 1933, the Registrant  certifies that it has reasonable grounds  to  believe  that it meets  all of the  requirements  for  filing  on Form S-8 and has  duly  caused  this registration statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in Indianapolis,
Indiana, on October 19, 2001.

                                                              EMMIS COMMUNICATIONS CORPORATION

                                                              By:  /s/ J. Scott Enright
                                                              ---------------------------------
                                                              J. Scott Enright
                                                              Vice President, Associate General Counsel
                                                              and Assistant Secretary

     Pursuant to the  requirements  of the Securities Act of 1933, this  registration  statement has been signed on
October 19, 2001, by the following persons in the capacities indicated.

               SIGNATURE                                                    TITLE

          Jeffrey H. Smulyan*
          -----------------------                    Director, Chairman of the Board, President and
          Jeffrey H. Smulyan                         Chief Executive Officer
                                                     (Principal Executive Officer)

          Doyle L. Rose*
          -----------------------                    Director and Radio Division President
          Doyle L. Rose

          Greg Nathanson*
          -----------------------                    Director
          Greg Nathanson

          Gary L. Kaseff*
          -----------------------                    Director and Executive Vice President, General Counsel
          Gary L. Kaseff                             Assistant Secretary

         Walter Z. Berger*                           Director and Executive Vice President, Chief Financial
                  -----------------------            Officer and Treasurer
          Walter Z. Berger                           (Principal Financial Officer and Principal Accounting
                                                      Officer)

          Susan B. Bayh*
          -----------------------                    Director
          Susan B. Bayh

          Richard A. Leventhal*
          -----------------------                    Director
          Richard A. Leventhal

          Frank V. Sica*
          -----------------------                    Director
          Frank V. Sica

          Lawrence B. Sorrel*
          -----------------------                    Director
          Lawrence B. Sorrel

*By:   /s/ J. Scott Enright
          -----------------------
          J. Scott Enright
                  Attorney-in-Fact